SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2003

AUSPEX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21432	93-0963660

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2880 Lakeshore Dr.

Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 566-2000

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On November 13, 2003, following a hearing that was duly noticed to creditors and equity interest holders, the United States Bankruptcy Court Northern District of California San Jose Division (the “Bankruptcy Court”) executed an order entitled “Order Confirming First Amended Plan of Liquidation (“Order”) by which the Bankruptcy Court confirmed the First Amended Plan of Liquidation (the “Plan”) for Auspex Systems, Inc. (the “Company”). Pursuant to the terms of the Order, as soon as practicable, the Company shall mail to creditors and equity interest holders a copy of the “Notice of (1) Entry of Order Confirming First Amended Plan of Liquidation; (2) Setting of Effective Date; (3) Setting Record Date; (4) Post-Confirmation Bar Dates” (“Confirmation Notice”).

     Pursuant to the Order, the Effective Date of the Plan shall be November 28, 2003 and the Record Date shall be the close of business on November 28, 2003. In accordance with Article IV, Sections 2(a) and (b) of the Plan, on the Record Date the: 1) stock transfer ledgers of the Company shall be closed, and there shall be no further changes made or processed in the holders of record of the Debtor’s Equity Interests; 2) the Company’s stock transfer agent or agents shall not accept or process any requests or instructions for transfers of the Company’s equity interests after the Record Date; and 3) the Company’s stock transfer agent or agents shall not accept or process any requests or instructions for transfers of the Company’s equity interests after the Record Date.

     The Plan further provides that: 1) after the Effective Date, the Company shall not recognize any transfer of the Company’s equity interests after the Record Date, but shall instead be entitled to only recognize and deal for all purposes with only those holders of record stated on the applicable transfer ledger as of the Record Date; 2) any person or entity that (i) holds a right to purchase or demand the issuance of any equity security of the Company, including (a) redemption, conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; or (c) stock options and warrants and (ii) fails to redeem, convert, exchange or otherwise fully and completely exercise these rights by the Record Date or otherwise become the holder of an equity interest as of the Record Date, shall not be entitled to any Distribution (as defined in the Plan) on account of such inchoate rights; 3) one (1) business day after the Effective Date, all of the Company’s equity interests shall be and are hereby cancelled; and 4) upon cancellation of the Company’s equity interests, the Company, the Post-Petition Debtor (as defined in the Plan) and the Disbursing Agent (as defined in the Plan), their respective agents, attorneys and accountant, shall be absolved, prospectively and retrospectively, of all reporting and filing requirements and duties otherwise applicable to a corporation whose securities are publicly traded, including, but not limited to, the Securities and Exchange Act of 1934 and all other similar state and federal statutes, regulations, rules, requirements and/or promulgations. In exchange for such cancellation, all holders of allowed equity interests as of the Record Date shall receive, as soon as practicable after the Effective Date, one or more pro rata distributions of cash, if any, which cash shall be distributed only to the beneficial owners of the Allowed Equity Interests (as defined in the Plan) as of the Record Date and only after holders of claims senior to the Company’s Allowed Equity Interests have been paid in full, plus Post-Petition Interest (as defined in the Plan). Distribution will only be made to the record holders of equity interests as of the Record Date. Distributions to a beneficial owner whose shares are held in “nominee” or “street” name shall be made to the applicable broker or account representative. The beneficial owner is responsible for assuring that its nominee transmits to them any distributions received from the Company.

     The foregoing descriptions are qualified in their entirety by the Order and the Plan. A true and correct copy of the Order (which includes as Exhibit A, a copy of the Plan and as Exhibit B, a copy of the Confirmation Notice) is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Order Confirming First Amended Plan of Liquidation dated November 13, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSPEX SYSTEMS, INC

Date: November 14, 2003	/s/ Peter Simpson

Peter Simpson
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Order Confirming First Amended Plan of Liquidation dated November 13, 2003.